Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED CONsolidAteD FINANCIAL INFORMATION

All amounts expressed in Thousands of U.S. Dollars, except share and per share amounts or otherwise noted

On October 31, 2024, Gran Tierra Energy Inc. (“Gran Tierra” or the “Company”) acquired all of the issued and outstanding common shares of i3 Energy plc (“i3 Energy”), through a court sanctioned scheme arrangement under Part 26 of the UK Companies Act 2006 (the “Acquisition”) for a total consideration of $204,478.

Gran Tierra will transfer the entire issued share capital of i3 Energy to its wholly owned, indirect subsidiary, Gran Tierra Energy International Holdings GmbH (“Gran Tierra EIH”). Gran Tierra EIH is the holding entity for Gran Tierra's Colombian assets.

Under the terms of the Acquisition, each i3 Energy shareholder received:

•	one ordinary share of common stock of the Company (“New Gran Tierra Share”) per every 207 ordinary shares of i3 Energy Shares held, a total sum of $36,654 (“Consideration Shares”);
•	10.43 pence cash per i3 Energy Share, a total sum of $161,786; and
•	A cash dividend of 0.2565 pence per i3 Energy Share (“Acquisition Dividend”), a total sum of $3,979.

Pursuant to the scheme arrangement, a mix and match facility was available to i3 Energy shareholders which enabled them to elect to vary the proportions in which they receive cash and New Gran Tierra Shares. Elections have been made and are reflected in the figures above.

New Gran Tierra Shares

5,808,925 new shares of common stock with par value of USD$0.001 per share in Gran Tierra were issued on November 1, 2024. As a result, Gran Tierra has total issued share capital of 36,460,141 common shares as of November 1, 2024 and holds no common shares in treasury.

Deferred Shares

In addition to its ordinary share capital, i3 Energy had 5,000 Deferred Shares in issue subscribed to by two of i3 Energy’s then founding directors for an aggregate subscription price of $65. Gran Tierra purchased the Deferred Shares for an aggregate consideration of $65 (£50) pursuant to share purchase agreements.

Stock Option Settlement

As part of the Acquisition, Gran Tierra settled all of i3 Energy’s outstanding stock options by paying participants of i3 Energy’s share plans a cash settlement of $1,994 (net of the option exercise price).

Financing

On September 18, 2024, Gran Tierra completed an offering of an additional $150,000 aggregate principal amount of its 9.50% senior secured amortizing notes due 2029, the net proceeds of which were used to satisfy a portion of the $161,786 cash consideration paid as part of the Acquisition.

The Unaudited Pro Forma Condensed Consolidated Financial Information does not give effect to any cost savings, operating synergies or revenue synergies that may result from the Acquisition. Assumptions and estimates underlying the pro forma adjustments are described in the Unaudited Pro Forma Condensed Consolidated Financial Information. The pro forma adjustments represent management’s estimates based on information available as of the date of this document and are subject to change as additional information becomes available and analyses are performed.

The Unaudited Pro Forma Condensed Consolidated Financial Information contains estimated adjustments, based upon available information and certain assumptions that we believe are reasonable under the circumstances. The assumptions underlying the pro forma adjustments are described in greater detail in the Unaudited Pro Forma Condensed Consolidated Financial Information. In many cases, these assumptions were based on preliminary information and estimates. In many cases, these assumptions were based on preliminary information and estimates. As of the date of this document, Gran Tierra has not finalized the detailed valuation studies necessary to determine the required estimates of fair value of the assets acquired and liabilities assumed of i3 Energy; based on preliminary work, we would anticipate potential changes, if any to the fair values of the oil & gas assets and associated deferred tax liabilities. However, as indicated in Note 2, Note 3, and Note 4, Gran Tierra has made certain adjustments to i3 Energy’s historical assets and liabilities book values, and adjustments to reflect certain preliminary estimates of fair value necessary to prepare the Unaudited Pro Forma Condensed Consolidated Financial Information.

The Unaudited Pro Forma Condensed Consolidated Financial Information has been prepared to give effect to the following:

•	The acquisition by Gran Tierra of i3 Energy for the consideration noted above;
•	Adjustments to conform certain i3 Energy accounting policies to those of Gran Tierra and reclassification to conform historical financial statement presentation; and
•	The transaction costs incurred in connection with the Acquisition.

unaudited pro forma condensed CONSOLIDATED statement of operations

For the Nine Months Ended September 30, 2024

(Thousands of U.S. Dollars, except share and per share amounts)

	Historical Gran Tierra	i3 Energy (Note 2 & 3)	Transaction Accounting Adjustments	Notes	Pro Forma Consolidated
Oil & Gas Sales	474,559	97,311	-		571,870

Expenses
Operating	141,561	59,794	-		201,355
Transporting	14,185	-	-		14,185
Depletion, depreciation and accretion	167,213	29,656	2,057	6a	198,926
General and administrative	37,616	12,324	-		49,940
Transaction costs	1,459	1,628	-		3,087
Foreign exchange (gain) loss	(8,312)	-	-		(8,312)
Interest expense	56,714	5,186	-		61,900
Total Expenses	410,436	108,588	2,057		521,081

Financial Instruments (loss) gain	-	6,415	-		6,415
Other (loss) gain	-	20,133	-		20,133
Interest & other income	2,393	8,651	-		11,044
Income before income taxes	66,516	23,922	(2,057)		88,381

Income tax expense (recovery)
Current	61,422	4,164	(926)	6b	64,660
Deferred	(32,332)	6,626	-		(25,706)
	29,090	10,790	(926)		38,954

Net income (loss)	37,426	13,132	(1,131)		49,427

Net Income (Loss) Per Share
- Basic	1.20			8	1.33
- Diluted	1.20			8	1.33

Weighted Average Shares Outstanding
- Basic	31,273,861				37,082,786
- Diluted	31,273,861				37,082,786

unaudited pro forma condensed CONSOLIDATED statement of operations

For the Year Ended December 31, 2023

(Thousands of U.S. Dollars, except share and per share amounts)

	Historical Gran Tierra	i3 Energy (Note 2 & 3)	Transaction Accounting Adjustments	Notes	Pro Forma Consolidated
Oil & Gas Sales	636,957	174,044	-		811,001

Expenses
Operating	186,864	88,695	-		275,559
Transporting	14,546	-	-		14,546
Depletion, depreciation and accretion	215,584	48,487	3,290	7b	267,361
General and administrative	45,846	13,129	-		58,975
Transaction costs	-	-	3,163	7a	3,163
Foreign exchange (gain) loss	11,822	-	-		11,822
Other financial instruments loss (gain)	15	-	-		15
Interest expense	55,806	11,003	-		66,809
Total Expenses	530,483	161,314	6,453		698,250

Financial Instruments (loss) gain	-	2,546	-		2,546
Other (loss) gain	(2,297)	-	-		(2,297)
Interest & other income	1,983	8,640	-		10,623
Income before income taxes	106,160	23,916	(6,453)		123,623

Income tax expense (recovery)
Current	55,688	8,525	(2,904)	7c	61,309
Deferred	56,759	(1,851)	-		54,908
	112,447	6,674	(2,904)		116,217

Net income (loss)	(6,287)	17,242	(3,549)		7,406

Net (loss) Income Per Share
- Basic	(0.19)			8	0.19
- Diluted	(0.19)			8	0.19

Weighted Average Shares Outstanding
- Basic	33,469,828				39,278,753
- Diluted	33,469,828				39,278,753

unaudited pro forma condensed CONSOLIDATED balance sheet

As at September 30, 2024

(Thousands of U.S. Dollars)

	Historical Gran Tierra	i3 Energy (Note 2 & 3)	Transaction Accounting Adjustments	Notes	Pro Forma Consolidated
Assets
Current Assets
Cash and cash equivalents	277,645	8,129	(167,824)	5A	114,787
			(3,163)	5J
Accounts receivable	14,724	25,111	-		39,835
Inventory	33,026	1,739	-		34,765
Current tax receivable	16,515	857	-		17,372
Derivative financial assets current	-	6,421	-		6,421
Other current assets	3,948	-	-		3,948
Total Current Assets	345,858	42,257	(170,987)		217,128

Oil and Gas Properties
Proved	1,051,632	165,995	96,051	5B	1,313,678
Unproved	74,690	82,804	(75,120)	5C	82,374
Total Oil and Gas Properties	1,126,322	248,799	20,931		1,396,052
Other capital assets	36,194	280	-		36,474
Total Property, Plant, and Equipment	1,162,516	249,079	20,931		1,432,526

Other Long-Term Assets
Deferred tax assets	15,967	14,926	(6,872)	5L	24,021
Taxes receivable	1,725	-	-		1,725
Other long-term assets	7,312	1,244	(1,244)	5N	7,312
Total Other Long-Term Assets	25,004	16,170	(8,116)		33,058
Total Assets	1,533,378	307,506	(158,172)		1,682,712

Liabilities and Shareholder's Equity
Current Liabilities
Accounts payable and accrued liabilities	216,767	36,678	-		253,445
Current portion of long-term debt	24,763	170	-		24,933
Taxes payable	16,014	-	(1,423)	5M	14,591
Derivative financial instruments current	-	407	-		407
Asset retirement obligation - current	-	4,228	-		4,228
Equity compensation award liability	5,948	-	-		5,948
Total Current Liabilities	263,492	41,483	(1,423)		303,552

Long-Term Liabilities
Long-term debt	718,380	-	-		718,380
Deferred tax liabilities	27,358	25,782	18,347	5K	71,487
Asset retirement obligation	79,971	58,991	(29,731)	5D	109,231
Equity compensation award liability	13,487	-	-		13,487
Other long-term liabilities	9,821	971	-		10,792
Total Long-Term Liabilities	849,017	85,744	(11,384)		923,377

Contingencies

Shareholders' Equity
Common Stock	9,934	228	36,654	5E	46,588
			(228)	5G
Additional paid-in capital	1,236,539	10,726	(10,726)	5F	1,236,539
Accumulated other comprehensive income	-	(6,490)	6,490	5I	-
Deficit	(825,604)	175,815	(175,815)	5H	(827,344)
			(3,163)	5J
			1,423	5M
Total Shareholders' Equity	420,869	180,279	(145,365)		455,783
Total Liabilities and Shareholders' Equity	1,533,378	307,506	(158,172)		1,682,712

Notes to Unaudited Pro Forma Condensed Consolidated Financial Information

(Thousands of U.S. dollars, except share and per share amounts, or unless otherwise indicated)

Note 1. Basis of Presentation

The unaudited pro forma condensed consolidated balance sheet as of September 30, 2024 and the unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2023 and for the nine months ended September 30, 2024 of Gran Tierra (together, “the Unaudited Pro Forma Condensed Consolidated Financial Information”) were prepared for illustrative purposes only in compliance with Article 11 of Regulation S-X of the United States Securities and Exchange Commission. All dollar amounts are presented in U.S. dollars unless otherwise specified.

The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2023 and the nine months ended September 30, 2024 have been prepared as if the Acquisition had been consummated on January 1, 2023, the beginning of the earliest period presented. The unaudited pro forma condensed consolidated balance sheet was prepared as if the Acquisition had been consummated on September 30, 2024.

The Unaudited Pro Forma Condensed Consolidated Financial Information is prepared as a business combination using the acquisition method of accounting in accordance with Financial Accounting Standards Board Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“Topic 805”), using the fair value concepts defined in ASC Topic 820, Fair Value Measurements and Disclosures. Gran Tierra has been treated as the acquirer for financial reporting purposes. Under the acquisition method of accounting, the purchase consideration allocated to i3 Energy’s assets and liabilities for preparation of the Unaudited Pro Forma Condensed Consolidated Financial Information is based upon their estimated preliminary fair values assuming the Acquisition was completed as of October 31, 2024.

The Unaudited Pro Forma Condensed Consolidated Financial Information depicts the Acquisition of i3 Energy by Gran Tierra, including adjustments to align i3 Energy’s historical accounting policies under International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”) to Gran Tierra’s significant accounting policies under U.S. Generally Accepted Accounting Principles (U.S. GAAP), as further discussed below.

The Unaudited Pro Forma Condensed Consolidated Financial Information has been compiled using accounting policies consistent with those adopted by Gran Tierra in accordance with U.S. GAAP as described in the consolidated financial statements of Gran Tierra for the year ended December 31, 2023, but do not include all of the disclosures required by U.S. GAAP. The unaudited pro forma condensed consolidated balance sheet and the unaudited pro forma condensed consolidated statement of operations was derived from and should be read in conjunction with:

•	The accompanying notes to the Unaudited Pro Forma Condensed Consolidated Financial Information;
•	The audited consolidated financial statements of Gran Tierra and the accompanying notes of Gran Tierra as at and for the year-ended December 31, 2023, included in Gran Tierra’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on February 20, 2024.
•	The unaudited condensed interim consolidated financial statements and the accompanying notes of Gran Tierra as at and for the nine months ended September 30, 2024, included in Gran Tierra’s Quarterly Report on Form 10-Q filed with the SEC on November 4, 2024.
•	The audited consolidated financial statements of i3 Energy for the year ended December 31, 2023, and the unaudited condensed interim consolidated financial statements of i3 Energy for the nine months ended September 30, 2024. Such audited and unaudited financial statements are included in the Form 8-K/A filed with the SEC on January 14, 2025.

The Unaudited Pro Forma Condensed Consolidated Financial Information may differ from the final purchase accounting given that the purchase price allocation is preliminary and subject to finalization of customary closing adjustments and that the identification and measurement of assets acquired and liabilities assumed are preliminary and subject to change as detailed valuation studies are finalized. The final purchase accounting adjustments may be materially different from the audited pro forma adjustments; based on preliminary work, we would anticipate potential changes, if any to the fair values of the oil & gas assets and associated deferred tax liabilities Additionally, exchange rate have move each period, so the assumptions of when the transactions occur for the purposes of pro forma presentation also impacts the U.S. dollar values assigned. Since the Unaudited Pro Forma Condensed Consolidated Financial Information have been developed to retroactively show the effect of the Acquisition that has occurred on a later date (even though this was accomplished by following generally accepted practice and using reasonable assumptions), there are limitations inherent in the very nature of such pro forma data.

The Unaudited Pro Forma Condensed Consolidated Financial Information does not give effect to any anticipated synergies, operating efficiencies, tax savings or cost saving that may be associated with the transaction. The Unaudited Pro Forma Condensed Consolidated Financial Information are not necessarily indicative of the results of operations that would have occurred had the Acquisition occurred on the date indicated, nor are the unaudited pro forma condensed consolidated financial information indicative of the results of operation of future periods.

Purchase Consideration

The purchase consideration of $204,478 (see Note 4.) was based on the closing price of Gran Tierra’s common share on October 31, 2024 ($6.31 per share) and the cash consideration and dividend cash payment translated at a rate of USD:GBP of $0.78 as at October 31, 2024.

Note 2. i3 Energy - IFRS to U.S. GAAP Adjustments

Historical balances derived from i3 Energy’s audited consolidated financial statements and unaudited condensed interim consolidated financial statements as described above, are presented under IFRS and are in Pounds Sterling (£, GBP).

Condensed Consolidated Statement of Comprehensive Income of i3 Energy

For the nine months ended September 30, 2024

	i3 Energy (IFRS Historical)	U.S. GAAP Conversion Adjustments		i3 Energy (U.S. GAAP)	i3 Energy as-adjusted (U.S. GAAP) (Note 2a)
	GBP	GBP	Notes	GBP	USD
Revenue	82,662	-		82,662	105,491

Production Costs	(46,854)	-		(46,854)	(59,794)
Gain/(loss) on risk management contracts	5,027	-		5,027	6,415
Depreciation and depletion	(24,748)	1,510	C	(23,238)	(29,656)
Gross Profit	16,087	1,510		17,597	22,456
Administrative expenses	(9,137)	(520)	E	(9,657)	(12,324)
Transaction costs	(1,276)	-		(1,276)	(1,628)
Gain on asset dispositions	15,776	-		15,776	20,133
Operating Profit	21,450	990		22,440	28,637
Finance income	369	-		369	471
Finance costs	(3,999)	(65)	B	(4,064)	(5,186)
Profit before tax	17,820	925		18,745	23,922
Tax charge	(8,242)	(213)	G	(8,455)	(10,790)
Profit for the year	9,578	712		10,290	13,132

Other comprehensive income:
Items that may be reclassified subsequently to profit or loss:
Foreign exchange differences on translation of foreign operations	(8,675)	-		(8,675)	(6,798)
Other comprehensive (loss)/income for the year, net of tax	(8,675)	-		(8,675)	(6,798)

Total comprehensive income for the year	903	712		1,615	6,334

Consolidated Statement of Comprehensive Income of i3 Energy

For the Year Ended December 31, 2023

	i3 Energy (IFRS Historical)	U.S. GAAP Conversion Adjustments (Note 2)		i3 Energy (U.S. GAAP)	i3 Energy as-adjusted (U.S. GAAP) (Note 2a)
	GBP	GBP	Notes	GBP	USD
Revenue	146,314	-		146,314	181,888

Production Costs	(71,348)	-		(71,348)	(88,695)
Gain/(loss) on risk management contracts	2,048	-		2,048	2,546
Depreciation and depletion	(38,232)	(772)	C	(39,004)	(48,487)
Gross Profit	38,782	(772)		38,010	47,252
Administrative expenses	(9,861)	(700)	E	(10,561)	(13,129)
Operating Profit	28,921	(1,472)		27,449	34,123
Finance income	640	-		640	796
Finance costs	(8,663)	(188)	B	(8,851)	(11,003)
Profit before tax	20,898	(1,660)		19,238	23,916

Tax charge	(5,751)	382	G	(5,369)	(6,674)
Profit for the year	15,147	(1,278)		13,869	17,242

Other comprehensive income:
Items that may be reclassified subsequently to profit or loss:
Foreign exchange differences on translation of foreign operations	(4,222)	-		(4,222)	(5,249)
Other comprehensive (loss)/income for the year, net of tax	(4,222)	-		(4,222)	(5,249)

Total comprehensive income for the year	10,925	(1,278)		9,647	11,993

Consolidated Statement of Financial Position of i3 Energy

As at September 30, 2024

	i3 Energy (IFRS Historical)	U.S. GAAP Conversion Adjustments (Note 2)		i3 Energy (U.S. GAAP)	i3 Energy as-adjusted (U.S. GAAP) (Note 2a)
	GBP	GBP	Notes	GBP	USD
Non-current assets
Property, plant & equipment	183,526	(59,401)	B, C, D	124,125	166,275
Exploration and evaluation assets	61,813	-		61,813	82,804
Deferred tax assets	-	11,142	G	11,142	14,926
Other non-current assets	929	-		929	1,244
Total non-current assets	246,268	(48,259)		198,009	265,249
Current assets
Cash and cash equivalents	6,068	-		6,068	8,129
Trade and other receivables	18,745	-		18,745	25,111
Income taxes receivable	853	(213)	G	640	857
Risk management contracts - Asset	4,793	-		4,793	6,421
Inventory	1,298	-		1,298	1,739
Total current assets	31,757	(213)		31,544	42,257
Current liabilities
Trade and other payables	(27,380)	-		(27,380)	(36,678)
Risk management contracts - Liability	(304)	-		(304)	(407)
Borrowings and leases - Current	(127)	-		(127)	(170)
Decommissioning provision - Current	(3,609)	453	B	(3,156)	(4,228)
Total current liabilities	(31,420)	453		(30,967)	(41,483)
Net current (liabilities)/assets	337	240		577	774
Non-current liabilities
Borrowings and leases	(45)	-		(45)	(60)
Decommissioning provision	(76,445)	32,408	B	(44,037)	(58,991)
Deferred tax liability	(14,194)	(5,052)	G	(19,246)	(25,782)
Other non-current liabilities	(680)	-		(680)	(911)
Total non-current liabilities	(91,364)	27,356		(64,008)	(85,744)

Net assets
Capital and reserves
Ordinary shares	120	-		120	161
Deferred shares	50	-		50	67
Share premium	-	-		-	-
Share-based payment reserve	7,487	520	E	8,007	10,726
Foreign currency translation reserve	(4,845)	-		(4,845)	(6,490)
Capital reorganization reserve	-	-		-	-
Retained earnings	152,429	(21,183)	B, C, E, G	131,246	175,815
Shareholders' funds	155,241	(20,663)		134,578	180,279

A.	Foreign Exchange Translation

Gran Tierra reports its historical financial information in U.S dollars, while i3 Energy reports its historical financial information in pound sterling (GBP). For purposes of this presentation:

•	All GBP in i3 Energy’s consolidated statement of comprehensive income for the nine months ended September 30, 2024 have been translated into USD using an average exchange rate for those nine months of USD $1.00 to GBP £0.78.
•	All GBP in i3 Energy’s consolidated statement of comprehensive income for the year ended December 31, 2023 have been translated into USD using an average exchange rate for that year of USD $1.00 to GBP £0.80.
•	All GBP i3 Energy’s consolidated statement of financial position amounts have been translated into USD using an exchange rate of US $1.00 to GBP £0.75, which was the exchange rate in effect on September 30, 2024.

B.	Asset Retirement Obligation (ARO)

Adjustment reflects the following differences in the measurement of asset retirement obligations between IFRS and U.S. GAAP:

•	Discount rates: under IFRS, the obligation is discounted using a risk-free discount rate, updated each period whereas under U.S. GAAP, a credit adjusted risk-free discount rate is applied upon initial recognition of the obligation and is not updated each period aside from the revisions to estimates as described below.
•	Revisions to estimates: revisions to the asset retirement obligation may occur as a result of changes in the estimated amount of obligation, the expected timing of retirement. Under U.S. GAAP, revisions are tracked by layers, meaning an upward revision in the estimate of undiscounted future cashflows is discounted using the credit-adjusted risk-free rate at the time the revision is determined, while downward revisions of estimates in undiscounted future cash flows are discounted using the rate that was used when the original asset retirement obligation was initially recognized.

The US GAAP value of ARO was determined using credit adjusted risk-free rates which ranged from 5.41% to 11%. The change in discount rate and application of a layered approach results in a reduction to PP&E of £29,458, and a reduction of ARO of £32,861 as at September 30, 2024.

Additional accretion expense of £65 was recognized for the nine-month period ended September 30, 2024 (£188 for the year-ended December 30, 2023).

C.	Depletion, Depreciation and Accretion (“DD&A”)

Under IFRS, i3 Energy’s producing wells are depleted on a units-of-production basis based on proved and probable reserves. The adjustment reflects depletion calculated based on the revised PP&E values and on a units-of-production basis based on proved reserves, in accordance with U.S. GAAP.

Proved oil and gas assets net carrying amount was reduced by £29,943 as at September 30, 2024. Depletion expense decreased by £1,510 and increased by £772, respectively, for the nine months ended September 30, 2024 and year ended December 31, 2023. Refer to Note D for the details of impairment in 2020 as a result of the ceiling test completed on proved oil and gas assets.

D.	Ceiling Test

Gran Tierra accounts for exploration and development activities under the full cost method of accounting under US GAAP. Entities who use the full cost method must conduct an annual full cost ceiling impairment test on its proved oil and gas assets using the 12-month unweighted arithmetic average of the first-day-of-the-month pricing. As a part of the conversion i3 Energy completed ceiling test for its proved oil and gas assets on an annual basis from the date at which it had depletable assets (the year ended 2020). As a result, as at December 31, 2020 there was an impairment charge of $43,443 which impacts the net book value of proved oil and gas properties as at December 31, 2020 subsequent years and the subsequent depletion expense under US GAAP. Under U.S. GAAP there is no reversal of impairment. Under IFRS, i3 Energy did not record any impairment (as under IFRS, future pricing may be used), this results in higher PP&E balances and larger DD&A under IFRS.

E.	Share-based compensation

Under IFRS, i3 Energy recognized compensation expense on its graded vesting awards (stock options) as if each tranche was a separate share-based payment arrangement. Under U.S. GAAP, Gran Tierra’s accounting policy is to account for awards with graded vesting, ratably over the longest vesting tranche. As a result, an additional charge of £700 and £520, was recorded to administrative expenses for the year-ended December 31, 2023 and nine-months ended September 30, 2024, respectively.

F.	Other Considerations

Gran Tierra has performed a preliminary assessment of the potential U.S. GAAP differences for exploration and evaluation expenditures, inventory, and lessee leases, and have determined these differences are not material. As such, these adjustments have not been reflected in the unaudited pro forma financial information.

G.	Income Taxes

The deferred income tax asset, and liability have been adjusted to account for different U.S. GAAP book values as a result of the adjustments above, creating a different taxable temporary difference.

Tax expense was adjusted for the nine-month period ended September 30, 2024, and year-ended December 31, 2023 by applying i3 Energy’s statutory tax rate of 23% to tax effect the U.S. GAAP adjustments in the corresponding periods.

Note 3. i3 Energy’s Historical Financial Statements

The historical balances reflect certain reclassifications of i3 Energy’s consolidated statements of comprehensive income and consolidated statement of financial position categories to conform to Gran Tierra’s presentation in its consolidated statement of operations and consolidated balance sheets. Further review may identify additional reclassifications that could have a material impact on the unaudited pro forma financial information of the Company.

i3 Energy Financial Statement Line Item	i3 Energy U.S. GAAP USD	Reclassification	i3 Energy's Reclassified Amount	Gran Tierra Financial Statement Line Item

Consolidated Statement of Comprehensive Income for the nine months ended September 30, 2024
Revenue	105,491	(8,180)	97,311	Oil & Gas Sales
Production Costs	(59,794)	-	(59,794)	Operating
Gain/(loss) on risk management contracts	6,415	-	6,415	Financial Instruments (loss) gain
Depreciation and depletion	(29,656)	-	(29,656)	Depletion, depreciation and accretion
Administrative expenses	(12,324)	-	(12,324)	General and administrative
Transaction costs	(1,628)	-	(1,628)	Transaction costs
Gain on asset dispositions	20,133	-	20,133	Other (loss) gain
Finance income	471	8,180	8,651	Interest & other income
Finance costs	(5,186)	-	(5,186)	Interest expense
Tax charge	(10,790)	4,164	(6,626)	Deferred
		(4,164)	(4,164)	Current
Foreign exchange differences on translation of foreign operations	(6,798)	-	(6,798)	Other comprehensive income

Consolidated Statement of Comprehensive Income for the year ended December 31, 2023
Revenue	181,888	(7,844)	174,044	Oil & Gas Sales
Production Costs	(88,695)	-	(88,695)	Operating
Gain/(loss) on risk management contracts	2,546	-	2,546	Financial Instruments (loss) gain
Depreciation and depletion	(48,487)	-	(48,487)	Depletion, depreciation and accretion
Administrative expenses	(13,129)	-	(13,129)	General and administrative
Gain on asset dispositions	-	-	-	Gain loss from other
Finance income	796	7,844	8,640	Interest & other income
Finance costs	(11,003)	-	(11,003)	Interest expense
Tax charge	(6,674)	8,525	1,851	Deferred
		(8,525)	(8,525)	Current
Foreign exchange differences on translation of foreign operations	(5,249)	-	(5,249)	Other comprehensive income

Consolidated Statement of Financial Position as at September 30, 2024
Non-current assets
Property, plant & equipment	166,275	(165,995)	280	Other Capital Assets
		165,995	165,995	Proved
Exploration and evaluation assets	82,804	-	82,804	Unproved
Deferred tax assets	14,926	-	14,926	Deferred tax assets
Other non-current assets	1,244	-	1,244	Other long-term assets
Current assets
Cash and cash equivalents	8,129	-	8,129	Cash and cash equivalents
Trade and other receivables	25,111	-	25,111	Accounts receivable
Income taxes receivable	857	-	857	Current tax receivable
Risk management contracts – Asset	6,421	-	6,421	Derivative financial assets current
Inventory	1,739	-	1,739	Inventory
Current liabilities
Trade and other payables	(36,678)	-	(36,678)	Accounts payable and accrued liabilities
Risk management contracts – Liability	(407)	-	(407)	Derivative financial instruments current
Borrowings and leases - Current	(170)	-	(170)	Current portion of long-term debt
Decommissioning provision – Current	(4,228)	-	(4,228)	Asset retirement obligation - current
Non-current liabilities
Borrowings and leases	(60)	60	-	Other long-term liabilities
Decommissioning provision	(58,991)	-	(58,991)	Asset retirement obligation
Deferred tax liability	(25,782)	-	(25,782)	Deferred tax liabilities
Other non-current liabilities	(911)	(60)	(971)	Other long-term liabilities
Shareholders' funds
Ordinary shares	161	67	228	Common Stock
Deferred shares	67	(67)	-	Common Stock
Share-based payment reserve	10,726	-	10,726	Additional paid-in capital
Foreign currency translation reserve	(6,490)	-	(6,490)	Accumulated other comprehensive income
Retained earnings	175,815	-	175,815	Deficit

Note 4. Purchase Consideration and Preliminary Purchase Allocation Adjustments

The acquisition of all of the issued and outstanding common shares of i3 Energy is accounted for as a business combination under ASC 805 – Business Combinations.

The aggregate consideration for the acquisition of the i3 Energy was estimated to be $204,478. The consideration was comprised of:

•	New Gran Tierra share consideration of $36,654 based on the closing price of Gran Tierra’s common shares on October 31, 2024 ($6.31 per share);
•	Cash consideration of $161,786 based on 10.43 pence per i3 Energy share;
•	Cash dividend consideration of $3,979 based on 0.2565 pence per i3 Energy share;
•	Cash consideration of $65 (£50) for 5,000 deferred share units; and
•	Cash consideration of $1,994 for the settlement of i3 Energy’s outstanding stock options

Purchase Consideration (in thousands of U.S. dollars, except shares and unless otherwise stated)
i3 Energy's ordinary shares	1,202,447,663
Share exchange ratio (207:1); rounded	0.00483
Total New Gran Tierra Shares to be issued	5,808,925
Gran Tierra's share price as at October 31, 2024	$6.31
Share consideration ($USD)	$36,654

Cash consideration per i3 Energy share ($USD) (10.43 pence x 0.1 divided by 0.77)	$0.134547
i3 Energy's ordinary shares	1,202,447,663
Cash consideration ($USD)	$161,786

Total i3 Energy shares	1,202,447,663
Cash dividend consideration per i3 Energy share ($USD) (.2565 pence x .1 divided by 0.77)	0.00330885
Cash dividend consideration ($USD)	$3,979

Deferred share purchase
Deferred share units	5,000
Consideration for deferred share units ($USD)	$65

Consideration for i3 Energy stock options ($USD)	$1,994

Total consideration	$204,478

Under the i3 Energy share option plan, i3 Energy had 48,463,468 options outstanding, immediately prior to the Acquisition. In accordance with the i3 Energy share option plan, these options will immediately vest upon a change in control event. The consideration for i3 Energy stock options, a total sum of $1,994, was calculated based on:

•	The Gran Tierra share price of $8.66 (with a conversion ratio of 207:1; as option holders will not receive New Gran Tierra shares);
•	Cash consideration of 10.23 pence per i3 Energy share; and
•	Cash dividend payment of 0.2565 pence per i3 Energy share.

A total value of 13.92 pence per share, which resulted in 43,263,465 options in the money. The cash consideration for i3 Energy’s stock option was based on 13.92 pence per share less the option exercise price per share.

Under the acquisition method of accounting, the identifiable assets acquired and liabilities assumed are recorded at their acquisition date fair values. Gran Tierra is currently assessing the identification and measurement of the assets acquired and liabilities assumed as of the date of the Acquisition. As the values of certain of these assets and liabilities are preliminary in nature, they are subject to adjustment as additional information is obtained about the facts and circumstances that existed as of the acquisition date. The preliminary purchase price allocation below is based on estimates of the fair value as of October 31, 2024. Gran Tierra has made certain adjustments to the historical book values of the assets and liabilities of i3 Energy to reflect preliminary estimates of fair value necessary to prepare the Unaudited Pro Forma Condensed Consolidated Financial Information. Upon final completion of the fair value assessment, the ultimate purchase price allocation may materially differ from the preliminary assessment outlined below.

The table below summarizes the preliminary allocation of the purchase price to the assets acquired and liabilities assumed for the purposes of the unaudited pro forma financial information as if the transaction occurred on September 30, 2024:

Assets acquired and liabilities assumed (in thousands of U.S. dollars)
Cash and cash equivalents	8,129
Accounts receivable	25,111
Inventory	1,739
Current tax receivable	857
Derivative financial assets current	6,421
Proved	262,046
Unproved	7,684
Other capital assets	280
Deferred tax assets	8,054
Other long-term assets	-
Total assets	320,321

Accounts payable and accrued liabilities	36,678
Current portion of long-term debt	170
Derivative financial instruments current	407
Deferred tax liabilities	44,129
Asset retirement obligation	33,488
Other long-term liabilities	971
Total liabilities	115,843

Total net tangible asset value	204,478
Total Purchase Price	204,478
Excess (deficiency)	-

The following steps are required to complete the purchase price allocation and are expected to be completed during 2025:

•	Identify all assets that need to be recorded;
•	Finalize detailed valuation studies of proved and unproved oil and gas assets; and
•	Assess the completeness and valuation of assumed liabilities.

A.	Accounts Receivable

The fair value of the assumed accounts receivable, which represents the estimated worth of these receivables in an open market transaction, is approximately equal to their net book value.

B.	Proved and unproved oil and gas assets

The fair value of proved oil and gas assets is $262,046, and the fair value of unproved oil and gas assets is $7,684 based on Gran Tierra’s preliminary assessment. As stated above, this represents management’s preliminary estimates of the fair value of i3 Energy’s assets and liabilities acquired. Management is still undertaking the final valuation and this may be materially different than included in the pro forma financial information.

The fair value of unproved oil and gas assets of $7,684 is attributable to i3 Energy’s Canadian unproved oil and gas assets. The fair value of i3 Energy’s UK unproved oil and gas assets was determined to be $nil, as i3 Energy’s application for the P.2358 license related to the Serenity license has been extended. Serenity as a stand-alone is viewed as uneconomical to further develop. i3 Energy continues to explore whether Serenity in conjunction with surrounding areas may be viable, however there is no guarantee that i3 Energy could obtain necessary licenses.

C.	Stock options

As at September 30, 2024, i3 Energy had 48,463,468 share options outstanding. As part of the Acquisition, on behalf of Gran Tierra, i3 Energy paid stock option holders cash consideration of $1,994 to settle the outstanding stock options, net of the option excise price. Based on the cash settlement per stock option of 13.91 pence, 43,263,468 options were in the money.

Note 5. Assumptions and Adjustments to Unaudited Pro Forma Financial Information

Adjustments to Unaudited Pro Forma Condensed Consolidated Balance Sheet

The unaudited pro forma condensed consolidated balance sheet of Gran Tierra as of September 30, 2024 has been adjusted to reflect the following transactions as if the Acquisition date had occurred as of September 30, 2024:

A.	Reflects the cash payments for the following:

•	cash consideration	$161,786
•	cash for the Acquisition Dividend	$3,979
•	cash consideration for i3 Energy’s deferred share units	$65
•	cash settlement of i3 Energy’s stock options	$1,994
	Total	$167,824

B.	To reflect the increase in the fair value of proved oil and gas properties by $96,051 based on Gran Tierra’s preliminary assessment.

C.	To reflect the decrease in the fair value of unproved oil and gas properties by $75,120 based on Gran Tierra’s preliminary assessment.

D.	To reflect the fair value of asset retirement obligations (a decrease from the US GAAP net book value of $29,731) based on Gran Tierra’s preliminary assessment. Fair value was determined by using the estimated undiscounted cash flows for asset retirement obligations discounted using the credit adjusted risk-free rate of 11%.

E.	Reflects a net increase to share capital of $36,654 (see Note 4) to reflect the issuance of Gran Tierra shares to effect the Acquisition.

F.	Reflects the elimination of i3 Energy’s historical share-based payment reserve, settled as a part of the Acquisition.

G.	Reflects the elimination of i3 Energy’s deferred shares and common shares settled as a part of the Acquisition.

H.	Reflects the elimination of i3 Energy’s historical Retained Earnings.

I.	Reflects the elimination of i3 Energy’s accumulated other comprehensive income.

J.	Reflects the payment of the estimated incremental transaction costs of $3,163 (in addition to the transaction costs included in the historical condensed consolidated statement of operations of Gran Tierra).

K.	Reflects an adjustment to deferred tax liability related to the allocation of consideration to proved and unproved assets, and an adjustment to deferred tax liabilities related to intercompany withholding taxes as a result of Gran Tierra’s assessment of the underlying tax attributes.

L.	Reflects an adjustment to deferred tax asset related to the adjustment for the allocation of consideration to asset retirement obligations.

M.	Reflects the estimated income tax impact using Gran Tierra’s statutory income tax rate of 45%.

N.	To reflect the fair value of unamortized deferred financing costs to $nil.

Note 6. Assumptions and Adjustments to Unaudited Pro Forma Financial Information

Adjustments to Unaudited Pro Forma Condensed Consolidated Statement of Operations for the nine months ended September 30, 2024

The unaudited pro forma condensed consolidated statement of operations of Gran Tierra for the nine months ended September 30, 2024 have been adjusted to reflect the following transactions as if the Acquisition had occurred on January 1, 2023:

(a)	The estimated pro forma depletion expense is based on an increase to the depletable base as a result of the fair value of the proved oil and gas assets of $262,046 as at January 1, 2023 depleted on a units-of-production basis over the life of Canadian oil and gas assets. The pro forma depletion expense is estimated at $2,057 for the nine months ended September 30, 2024.

(b)	The pro forma adjustments were tax effected using Gran Tierra’s statutory tax rate of 45%. The statutory tax rate may differ from the combined company’s effective tax rate, which will include other tax charges and benefits. Additionally, the statutory tax rate does not take into account any historical or possible future tax events that may impact the combined company upon Acquisition.

Note 7. Assumptions and Adjustments to Unaudited Pro Forma Financial Information

Adjustments to Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2023

The unaudited pro forma condensed consolidated statement of operations of Gran Tierra for the year ended December 31, 2023 have been adjusted to reflect the following transactions as if the Acquisition had occurred on January 1, 2023:

(a)	Reflects estimated transaction costs of $3,163.

(b)	The estimated pro forma depletion expense is based on an increase to the depletable base as a result of the fair value of the proved oil and gas assets of $262,046 as at January 1, 2023 depleted on a units-of-production basis over the life of Canadian oil and gas assets. The pro forma depletion expense is estimated at $3,290 for the year ended December 31, 2023.

(c)	The pro forma adjustments were tax effected using Gran Tierra’s statutory tax rate of 45%. The statutory tax rate may differ from the combined company’s effective tax rate, which will include other tax charges and benefits. Additionally, the statutory tax rate does not take into account any historical or possible future tax events that may impact the combined company upon Acquisition.

On August 19, 2024, Gran Tierra entered into a credit facility agreement with a borrowing base of $107,000 (“Loan Facility”) in connection with the acquisition of i3 Energy. As at September 30, 2024, there was no outstanding balance under the Loan Facility and the Loan Facility was terminated on October 31, 2024, Gran Tierra did not incur interest on the Loan Facility. Additionally, on September 18, 2024, Gran Tierra issued $150,000 of 9.5% senior notes due October 2029 and received cash proceeds of $139,800. The net proceeds were used to pay a portion of the $167,824 cash consideration paid in the Acquisition. For the nine months ended September 30, 2024 and year ended December 31, 2023, if the Acquisition had occurred on January 1, 2023, the interest expense would be $10,688 and $14,250, respectively. The incremental interest expense has not been reflected in the unaudited pro forma financial information.

Note 8. Net Income (Loss) Per Share

The pro forma net earnings per share for the year ended December 31, 2023 and nine-months ended September 30, 2024 is as follows:

	For the nine months ended September 30, 2024	For the year ended December 31, 2023
Pro forma net income (loss) attributable to Gran Tierra	$49,427	$7,406

Weighted average shares outstanding	31,273,861	33,469,828
Pro forma shares issued for acquisition of i3	5,808,925	5,808,925
Pro forma weighted average shares outstanding, basic	37,082,786	39,278,753

Pro forma net income (loss) per share – basic and diluted	$1.33	$0.19

[1] Pro forma net income (loss) per share includes the related pro forma adjustments as referred to in section “Unaudited Pro Forma Condensed Consolidated Statement of Operations”.